SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: January 28, 1999



                           POWERHOUSE RESOURCES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)



    Colorado                        0-11546                      84-0832977
    --------                        -------                      ----------
(State of other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


       1764 Platte Street, Suite 200 (River Side), Denver, Colorado 80202
       ------------------------------------------------------------------
               (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (303) 964-9156

Item 5. Other Events

James Ellerton, the former Chairman and President of the Company, filed a lawsuit in September 1994 in Arapahoe County, Colorado regarding claims associated with his employment at the time of his resignation on March 10, 1994.

The suit was heard in January 1999 and the presiding judge dismissed eight of nine claims brought by Mr. Ellerton against the Registrant and certain of the directors. On the single remaining Breach of Contract claim the jury found in favor of Mr. Ellerton and awarded him $235,569.50 plus post judgment interest as provided by law and costs to be determined by the court. Mr. Ellerton subsequently filed for penalties and legal fees in addition to again seeking personal liability on wage claims against certain directors. The Registrant was advised on April 8, 1999 that these latest claims of Mr. Ellerton were denied by the court. The Registrant has filed for the reimbursement of legal fees associated with the claims which the Registrant was forced to defend and were subsequently dismissed by the court. No ruling to date has been made by the Court.

Item 5. Other Events.

The Registrant was notified on February 9, 1999 that Mr. Robin De Morgan resigned as a Director and Secretary of the Company. No reason was stated in Mr. De Morgan's resignation letter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: April 9, 1999                      Powerhouse Resources, Inc.




                                         By: /s/ Dennis C. Dowd
                                            ------------------------------------
                                            Dennis C. Dowd, President